Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Sunworks, Inc. of our report dated March 30, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Sunworks, Inc. for the years ended December 31, 2019 and December 31, 2018.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of the Registration Statement.

/s/ Liggett & Webb, P.A.

New York, NY
January 26, 2021